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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): May 29, 1996




                               TRINOVA CORPORATION
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             (Exact name of registrant as specified in its charter)



          Ohio                         1-924                     34-4288310
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(State or other jurisdiction        (Commission                (IRS Employer
   of incorporation)                File Number)             Identification No.)



          3000 Strayer, Maumee, Ohio                     43537
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    (Address of principal executive offices)           (Zip Code)



       Registrant's telephone number, including area code: (419) 867-2200


             This document, including exhibits, contains 107 pages.

                       The cover page consists of 1 page.

                     The Exhibit Index is located on page 4.




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TRINOVA CORPORATION


Item 5.  Other Events

         In connection with its shelf registration on Form S-3 (No. 333-1709) of debt securities in the aggregate principal amount of $175,000,000, TRINOVA Corporation ("the Company") has entered into an Underwriting Agreement (the "Underwriting Agreement") dated as of May 29, 1996 with Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (collectively, the "Underwriters"). Upon the terms and subject to the conditions contained in the Underwriting Agreement, the Underwriters have agreed to purchase, and the Company has agreed to sell 7.875% Notes Due June 1, 2026 in the aggregate principal amount of $100,000,000 (the "Notes") to be issued under the Indenture (the "Indenture") dated as of May 1, 1996 with NBD Bank, N.A. as trustee. Pursuant to the Underwriting Agreement, the Notes are to be issued on June 3, 1996 or such other date as the Company and the Underwriters may agree.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired.  None

(b)      Pro Forma Financial Information.  None

(c)      Exhibits

                  The following exhibits are filed as part of this report:

                  (1)      Underwriting Agreement

                  (4)-1    Form of Notes

                  (4)-2    Indenture

                  (12) Statement re computation of ratio of earnings to fixed charges.








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                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      TRINOVA CORPORATION


                                           /s/ James E. Kline
Date:    June 3, 1996                 By:____________________________________
                                           James E. Kline
                                           Vice President and General Counsel




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                                  EXHIBIT INDEX
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Exhibit No.
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(1)               Underwriting Agreement

(4)-1             Form of Notes

(4)-2             Indenture

(12)              Statement re computation of ratio of earnings to fixed charges